Exhibit 99.2

AGREEMENT

This Agreement is entered into as of April 19, 2007, between Saks Incorporated, a Tennessee corporation (the “Company”), and R. Brad Martin (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated December 8, 2004 (the “Employment Agreement”);

WHEREAS, in December, 2005, the Company advised the Executive that it intended to relocate his principal place of employment from the Memphis, Tennessee area, which would have entitled the Executive to terminate the Employment Agreement for “Good Reason” (as such term is defined in Section 5(b) of the Employment Agreement);

WHEREAS, rather than terminate the Employment Agreement, the Executive agreed to continue to serve as the Company’s Chairman performing specific duties outlined and assigned to him by the Company’s Board of Directors and conducting an effective transition of the Chief Executive Officer responsibilities, and the Executive has agreed to credit his base salary during the Company’s 2006 fiscal year against one of the three years of base salary to which he otherwise would have been entitled had he terminated the Employment Agreement for “Good Reason;”

WHEREAS, the Executive has indicated his desire to leave all positions with the Company, effective May 4, 2007 (the “Employment Termination Date”), and to cease all services to the Company in any capacity as of the Employment Termination Date; and

WHEREAS, the Company and the Executive desire to set forth herein their mutual agreement with respect to all matters relating to (i) the Executive’s resignation for “Good Reason” as an officer of the Company, as modified by his agreement to credit payments received during the 2006 fiscal year toward amounts that he would have otherwise been owed, the Executive’s resignation as a director of the Company and the Executive’s cessation of employment with the Company, (ii) the termination of the Employment Agreement and (iii) the Executive’s release of claims, all upon the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. Resignation; Termination of Employment and Employment Agreement. The Executive hereby resigns, effective as of the Employment Termination Date, as Chairman of the Board of Directors of the Company, from all other positions with the Company and its affiliates, and as a member of the Board of Directors of the Company and any of its affiliates. The Company acknowledges that the Executive’s resignation as an officer of the Company is for “Good Reason” (as such term is defined in Section 5(b) of the Employment Agreement). The Executive’s employment with the Company as Chairman of the Board of Directors and his service as a director of the Company will continue until the close of business on the Employment Termination Date, at which time his employment with the Company and service as a director shall terminate. The Employment Agreement shall terminate on the Employment Termination Date and neither the Company nor the Executive shall have any further rights or obligations thereunder.

2. Payment of Accrued Amounts. The Company shall pay to the Executive as soon as reasonably practicable following the Employment Termination Date:

(a) the Executive’s current base salary through the Employment Termination Date to the extent not theretofore paid;

(b) any accrued vacation pay and any expense reimbursement due the Executive as of the Employment Termination Date to the extent not theretofore paid; and

(c) a lump sum cash amount equal to the total balance of the Executive’s account under the Company’s nonqualified deferred compensation plan, in accordance with the terms of such plan.

3. Additional Payments and Benefits. Provided that the Executive has executed and delivered to the Company, and has not revoked, the general release referred to in Section 10 hereof (the “Release”), the Company shall make the payments and provide the benefits set forth in this Section 3.

(a) On November 5, 2007, the Company shall pay to the Executive the lump sum cash amount of $2,070,000, which amount (i) shall fully and completely extinguish the Company’s obligation to make the severance payment described in clause (A) of the first sentence of Section 5(c)(i) of the Employment Agreement, and (ii) shall be in consideration for the Executive’s nonsolicitation and noncompetition covenants contained in Sections 8(b)(iii)(B), (C) and (D) hereof. The Executive and the Company acknowledge that the amount set forth in the preceding sentence is a fair and complete compromise and settlement which fully extinguishes, and which is in full and complete satisfaction of, the obligations of the Company described in clause (i) of the preceding sentence and provides adequate and sufficient consideration for the nonsolicitation and noncompetition covenants of the Executive referred to in clause (ii) of the preceding sentence.

(b) On January 2, 2008, the Company shall pay to the Executive the lump sum cash amount of $404,627, which amount is the present value, as of the Employment Termination Date, of the remaining payments to be made by the Company to the Executive in lieu of the Company’s split dollar insurance obligation pursuant to Section 3(h) of the Employment Agreement and which amount is in full and complete satisfaction of the Company’s obligations contained in such Section 3(h).

(c) At the time of the payment of bonuses to the Company’s executives pursuant to the Company’s 2006 annual incentive plan, but not later than the Employment Termination Date, the Company shall pay to the Executive the amount of the Executive’s 2006 annual cash bonus earned by the Executive during the Company’s 2006 fiscal year. This Section 3(c) shall be in full and complete satisfaction of the Company’s obligations with respect to the payment of annual cash bonuses contained in Section 3(b) of the Employment Agreement.

(d) At the time of delivery of performance shares to the Company’s executives pursuant to the Company’s 2005-2006 Long-Term Incentive Plan but not later than the Employment Termination Date, the Company shall deliver to the Executive the performance shares, if any, earned by the Executive during the Company’s 2005 and 2006 fiscal years (together with the amount of any dividends that have accrued on such shares from the date of the award through the date those shares are delivered to the Executive), pursuant to the terms of such plan. Such performance shares shall not be subject to any further restrictions, and shall be fully vested, upon the date of delivery. This Section 3(d), together with Sections 3(e) and 3(f) hereof, shall be in full and complete satisfaction of the Company’s obligations with respect to the vesting of restricted stock awards and performance share awards contained in Section 5(c)(ii) of the Employment Agreement.

(e) At the time of delivery of performance shares to the Company’s executives as described in Section 3(d) hereof, the Company shall deliver to the Executive that portion of the performance shares earned by the Executive during the Company’s 2006 fiscal year pursuant to the terms of the award of a maximum of 40,000 performance shares (together with the amount of any dividends that have accrued on such shares from the date of the award through the date those shares are delivered to the Executive). Such performance shares shall not be subject to any further restrictions, and shall be fully vested, upon the date of delivery. This Section 3(e) shall be in full and complete satisfaction of the Company’s obligations with respect to the making of annual performance share awards contained in Section 3(c) of the Employment Agreement, and this Section 3(e), together with Sections 3(d) and 3(f) hereof, shall be in full and complete satisfaction of the Company’s obligations with respect to the vesting of restricted stock awards and performance share awards contained in Section 5(c)(ii) of the Employment Agreement.

(f) Upon the Employment Termination Date, the 10,000 shares of restricted stock previously awarded to the Executive (together with the amount of any dividends that have accrued on such shares from the date of the award through the date those shares are delivered to the Executive) shall, to the extent not otherwise vested, become vested in full. The unexercised stock options to purchase 30,128 shares previously awarded to the Executive, all of which currently are exercisable, shall remain exercisable until January 31, 2008, subject to the provisions of the Company’s Amended and Restated 1994 Long-Term Incentive Plan (the “1994 Plan”). This Section 3(f), together with Sections 3(d) and 3(e) hereof, shall be in full and complete satisfaction of the Company’s obligations with respect to the vesting of restricted stock awards and performance share awards and the period of exercisability of stock options contained in Section 5(c)(ii) of the Employment Agreement.

(g) The Company shall, after November 5, 2007, upon the Executive’s request, offer to the Executive participation in the Company’s health plans, with family coverage, during the Executive’s lifetime and following the Executive’s death for his spouse at the time of death and children under the age of 21 for one additional year, except that if and during any periods during which the Executive is engaged in full-time employment (which shall not include service as a member of a board of directors) with a third party not affiliated with the Company providing participation in health plans comparable to the Company’s health plans the Executive will not be entitled to participate in the Company’s health plans in accordance with this Section 3(g). Cessation of participation in the Company’s health plans shall not preclude the

Executive or his family from later participation if the Executive ceases to be engaged in full-time employment with a third party that provided comparable coverage. Such health plan coverage shall be in full and complete satisfaction of the Company’s obligations to provide health care benefits contained in Section 5(c)(iii) of the Employment Agreement.

(h) Within 10 days after the Employment Termination Date, the Company shall pay to the Executive the lump sum cash amount of $68,000, and on January 2, 2008, the Company shall pay to the Executive an additional lump sum cash amount of $282,000. The amounts set forth in the preceding sentence are in lieu of the reimbursement of the Executive for the reasonable costs of an appropriate off-site office and one full-time secretary for the three-year period ending on May 4, 2010. Such lump sum cash payments shall be in full and complete satisfaction of the Company’s obligations contained in Section 5(c)(iv) of the Employment Agreement.

(i) The Company shall provide the Executive with associate discount privileges during the Executive’s lifetime for merchandise purchased from the Company or its affiliates, subject to the terms and conditions of the associate discount privileges in effect from time to time, in full and complete satisfaction of the Company’s obligations contained in Section 5(c)(v) of the Employment Agreement. In no event may the discount available to the Executive in any calendar year exceed $100,000, and no portion of the unused discount limit for any calendar year may be carried over to any succeeding calendar year. In addition, in no event shall the Executive be entitled to a discount in excess of an amount (an “Excess Discount”) that would be allowed without subjecting the Executive to taxes and penalties under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Executive determines that he has received an Excess Discount, he will notify the Company and the Company will provide the Executive the opportunity to repay the amount of the Excess Discount to the Company in order that the Executive will not be subject to taxes and penalties under Section 409A.

Except as expressly set forth in this Agreement and the Indemnification Agreement between the Company and the Executive dated as of April 5, 2006 and except for the Executive’s benefits under the Saks Incorporated 401(k) Retirement Plan, the Executive shall not be entitled to any further payments or benefits from the Company.

4. Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive’s Form W-4 on file with the Company, and all applicable federal employment taxes.

5. Application of Code Section 409A. The Company shall report all payments and other benefits paid or provided pursuant to Section 2 and Section 3 of this Agreement to the extent required by, and in accordance with, Section 409A. In the event that the Company or the Executive reasonably and in good faith determines that any payment to be made or benefit to be provided to the Executive hereunder would result in the application of Section 409A, the Company shall, in consultation with the Executive, modify the Agreement to the extent possible and in the least restrictive manner reasonably available in order to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or in order to comply with the provisions of Section 409A and/or any rules, regulations or other regulatory guidance issued under such statutory provision and without any diminution in the value of the payments to the Executive. Notwithstanding the foregoing, under no circumstance shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Executive due to any failure to comply with Section 409A, or for any interest on account of any delay in payment deemed necessary to comply with Section 409A.

6. Gross-Up Payment.

(a) In the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b) All determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized public accounting firm selected and retained by the Company (the “Accounting Firm”) that will provide detailed supporting calculations both to the Company and to the Executive as soon as practicable following the receipt of notice from the Executive that there has been a Payment. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to the Executive promptly following the receipt of the Accounting Firm’s determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive’s applicable federal income tax return should not result in the imposition of a negligence or similar penalty or comparable opinion supporting such determination in accordance with the practices and procedures of the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive absent manifest error. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceedings relating to such claim. The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Executive shall also be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Paragraph 4999 of the Code to any payment or benefit hereunder. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

7. Nondisclosure. The Executive agrees that unless and until the Company discloses the terms of this Agreement to the public, the Executive will not disclose the terms of this Agreement to any third party, except the Executive may disclose the terms of this Agreement to his financial and tax advisors, accountants or attorneys, to his immediate family or to any prospective employer (but only to the extent necessary to inform such employer concerning such restrictions or lack thereof, on the Executive’s ability to perform services for such employer), provided any party to which the terms of this Agreement are disclosed shall be bound by this nondisclosure provision. Anything herein to the contrary notwithstanding, the Executive may make any disclosure (i) as required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible any information or (ii) to the extent necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, enforcement of this Agreement; provided that, to the extent permitted by law, the Executive shall give prompt notice of such pending disclosure to the Company to enable the Company to seek an appropriate protective order. If a person not a party to this Agreement requests or demands, by subpoena or otherwise, that the Executive disclose or produce this Agreement or any terms or conditions hereof prior to the public disclosure thereof by the Company, to the extent permitted by law, the Executive shall immediately notify the Company and shall give the Company an opportunity to respond to such notice before taking any action or making any decision in connection with such request or subpoena.

8. Protection of the Company’s Confidential Information and Goodwill.

(a) Confidential Information. For purposes of this Agreement “Confidential Information” includes, without limitation but subject to the next sentence, all documents and information of the Company or one or more of its subsidiaries, in all forms and mediums, concerning or evidencing one or more of the following: sales; costs; pricing; strategies; forecasts and long-range plans; financial and tax information; personnel information; business, marketing, and operational projections, plans and opportunities; and customer, vendor and supplier information. Confidential Information excludes any document or information that is or becomes available to the public other than as a result of any breach of this Agreement or other unauthorized disclosure by the Executive. Confidential Information does not have to be designated as such to constitute Confidential Information.

(b) Non-Disclosure; Non-Competition; and Remedies.

(i) The Executive acknowledges and agrees that (A) the business of the Company and its subsidiaries is highly competitive, (B) the Company and its subsidiaries have expended considerable time and resources to develop good will with its customers, vendors, and others, and to create, exploit, and protect Confidential Information, (C) the Company and its subsidiaries must continue to prevent the dilution of their goodwill and unauthorized use and disclosure of Confidential Information to avoid irreparable harm to their businesses, (D) the Executive’s participation in the business activities of the Company and its operating subsidiaries has been integral to the continued operation, goodwill, and success of the business of the Company and its operating subsidiaries, (E) the Executive will be creating Confidential Information, and (F) the Executive has had access to Confidential Information that could be used by third parties in a manner that would be detrimental to the competitive position of the Company or one of its operating subsidiaries.

(ii) Accordingly, the Executive agrees that:

(A) All Confidential Information will remain the sole and exclusive property of the Company and its subsidiaries;

(B) The Executive will hold all Confidential Information in strictest confidence and not, directly or indirectly, disclose or divulge any Confidential Information to any person other than an employee of the Company or one of its subsidiaries to the extent necessary for the proper performance of the Executive’s responsibilities unless authorized to do so by the Company or compelled to do so by law or valid legal process;

(C) If the Executive believes the Executive is compelled by law or valid legal process to disclose or divulge any Confidential Information, the Executive will notify the Company in writing sufficiently in advance of any such disclosure to give the Company the opportunity to take all actions necessary to protect the interests of the Company or its subsidiaries against such disclosure; and

(D) On the Employment Termination Date, the Executive will return to the Company all copies of all Confidential Information in all tangible forms and mediums that is in his possession.

(iii) The Executive agrees not to engage in a Prohibited Activity for the period beginning on the Employment Termination Date and ending two years from the date of thereof for any reason. “Prohibited Activity” means any one or more of the following:

(A) Publicly disparaging the Company or any of its subsidiaries, or any products, services, or operations of the Company or any of its subsidiaries, or any former, current or future officer, director or employee of the Company or any of its subsidiaries; provided, however, that to the extent this provision might be applicable, it is not intended to prevent the Executive from any communications with his immediate family or his financial and tax advisors, accountants or attorneys or from giving testimony pursuant to compulsory process of law;

(B) Whether on the Executive’s own behalf or on behalf of any other individual, partner, firm, corporation, or business organization, either directly or indirectly soliciting or inducing or attempting to solicit or induce any person who is then employed by the Company or any of its subsidiaries to leave that employment;

(C) Whether on the Executive’s own behalf or on behalf of any other individual, partnership, firm, corporation, or business organization, either directly or indirectly soliciting or inducing, or attempting to solicit or induce any person who is then a customer, supplier, or vendor of the Company or any of its subsidiaries to cease being a customer, supplier, or vendor of the Company or to divert all or any part of such person’s or entity’s business from the Company or any of its subsidiaries;

(D) Associating, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant or vendor with, for, or on behalf of any Competitor (as defined below in this subparagraph (D) (each an “Association”), unless the Company in the exercise of its reasonable discretion has approved each Association in accordance with the following sentence. The Company’s approval for an Association will be evidenced exclusively by a written agreement that has been executed and delivered by, and is legally binding on, the Company and the Executive, that includes terms and conditions that the Company deems reasonably necessary to preserve its goodwill and the confidentiality of the Confidential Information in accordance with this Agreement, and that includes all other terms and conditions that the Company determines in its sole discretion are reasonably necessary under the circumstances. In the event that the Executive is uncertain as to whether any proposed association would constitute a prohibited Association, the Executive shall notify the Company in writing of such proposed association, and the Company shall, within thirty (30) days following its receipt of such notice, advise the Executive in writing as to whether such proposed association would constitute an Association. The restrictions in the foregoing sentences of this Section 8(b)(iii)(D) apply to the Executive’s direct and indirect performance of the same or similar activities the Executive has performed for the Company or any of its subsidiaries and to all other activities that reasonably could lead to the disclosure of Confidential Information. The Executive will not have violated this Section 8(b)(iii)(D) solely as a result of (i) the Executive’s investment in capital stock or other securities of a Competitor or any of its Affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Executive and the members of the Executive’s immediate family together do not, directly or indirectly, hold more than one percent of all such shares of capital stock or other securities issued and outstanding, or (ii) the Executive’s association with a vendor if the vendor derives less than five percent (5%) of its revenues on an annual basis from a Competitor. For purposes of this Section 8(b)(iii)(D), the term “Competitor” means each of Barney’s New York, Inc., Federated Department Stores, Inc., Neiman Marcus Group, Inc. and Nordstrom, Inc. and the Affiliates and successors of each of them. For purposes of this Section 8(b)(iii)(D), “Affiliate” means with respect to a specific corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association (each the “subject entity”), any other corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association directly or indirectly controlling or controlled by or directly or indirectly under common control with the subject entity.

(iv) The Executive acknowledges and agrees that (A) the restrictions contained in this Section 8(b) are ancillary to an otherwise enforceable agreement, (B) the agreements and undertakings of the Company in this Agreement and the Executive’s position and responsibilities with the Company have given rise to, and are valid consideration for, the Company’s interest in restricting the Executive’s post-employment activities, (C) the restrictions are reasonably designed to enforce the Executive’s agreements and undertakings in this Section 8(b) and the Executive’s common-law obligations and duties owed to the Company and its subsidiaries, and (D) the restrictions are reasonable and necessary, valid and enforceable under Tennessee law, and do not impose a greater restraint than reasonably necessary to protect the goodwill and other legitimate business interests of the Company and its subsidiaries and the Confidential Information.

(v) The Executive will forfeit all unexercised, unearned and unpaid awards under the 1994 Plan, the Company’s Amended and Restated 1997 Stock-Based Incentive Plan and the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”), including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if the Executive, without the written consent of the Company, engages directly or indirectly in an association that constitutes an Association.

(vi) If within six months following the Employment Termination Date, the Executive, without the written consent of the Company, engages directly or indirectly in an association that constitutes an Association, the Executive will be required to pay to the Company an amount in cash equal to the sum of the following: (A) with respect to awards made under the 1994 Plan or the 2004 Plan consisting of stock options and stock appreciation rights, the amounts realized in connection with the Executive’s exercise of the options or the settlement of the stock appreciation rights on or after, or within six months prior to, the Employment Termination Date; and (B) with respect to awards made under the 1994 Plan or the 2004 Plan consisting of restricted stock, restricted stock units, performance shares, performance share units, and performance units, the value of the awards that vested on or after, or within six months prior to, the Employment Termination Date, which value will be determined as of the date of vesting.

(vii) Subsections (v) and (vi) of this Section 8(b) will be void and of no legal effect upon a Change in Control.

(viii) If in any action before any court or agency legally empowered to enforce the agreements contained in this Section 8 any term, restriction, or agreement contained in this Section 8 is found to be unreasonable or otherwise not permitted by applicable law, then such term, restriction, or agreement will be deemed modified to the extent necessary to make it enforceable by such court or agency.

(ix) At any time following the date of this Agreement, the Company shall not make any public statements, announcements or disclosures of any information which disparages the Executive, except as may, in the Company’s reasonable judgment, be required by law, rule or regulation, including laws, rules and regulations relating to the Company’s disclosure obligations; provided, however, that to the extent this provision might be applicable, it is not intended to prevent the giving of testimony in any action, suit or proceeding.

(x) The agreements of the Executive contained in this Section 8 will survive the Employment Termination Date pursuant to their respective terms.

9. Cooperation. The Executive agrees that, for the period commencing on the Employment Termination Date and ending two years following the Employment Termination Date, the Executive, upon the request of the Company’s Chief Executive Officer, will be reasonably available to the Company and its affiliates to respond to requests by the Company or its affiliates for information or advice pertaining to or relating to the Company and its affiliates which may be within the knowledge of the Executive. In addition, the Executive will cooperate fully with the Company in connection with any and all existing or future litigation or investigations brought by or against the Company or any of its affiliates in which and to the extent the Company’s Chief Executive Officer deems the Executive’s cooperation necessary. The Company shall reimburse the Executive for reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel deemed necessary by the Executive) incurred as a result of such cooperation. The Executive will act in good faith to furnish the information and cooperation required by this Section 9 and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create a hardship for the Executive. In furtherance and not in limitation of the preceding sentence, nothing in this Section 9 shall require the Executive to travel outside Shelby County, Tennessee for more than eight (8) days, or to make himself available for more than an aggregate of 25 days (any period of more than four consecutive hours being deemed one day), during the two-year period set forth in the first sentence of this Section 9. If the Executive makes himself available for more than 25 days during such two-year period, he shall be compensated in the amount of $4,000 per day for any day in excess of such 25 days.

10. Release. On the Employment Termination Date, the Executive and the Company will execute and deliver a General Release in the form attached hereto as Attachment A.

11. Enforcement. The parties hereto agree that the Company and its affiliates would be damaged irreparably in the event that any provision of Section 7 or Section 8 of this Agreement were not performed in accordance with their terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and assigns shall be entitled, in addition to other rights and remedies existing in their favor, to seek an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of Shelby County, Tennessee in any action by the Company to enforce an arbitration award against the Executive or to obtain interim injunctive or other relief pending an arbitration decision. In any action brought to enforce the provisions of this Agreement, the prevailing party in such action, in addition to any recovery or any other award, shall receive an award of that party’s reasonable attorneys’ fees incurred in such action.

12. Arbitration. Except as otherwise set forth in Section 11 hereof, any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration before a single arbitrator in Memphis, Tennessee, administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The single arbitrator shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction and the award of reasonable attorneys’ fees to the prevailing party. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, to obtain interim relief or as otherwise required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

13. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and by the Executive’s personal or legal representatives, executors and administrators and by the Company and its successors and assigns. In the event of the death of the Executive while any amounts are payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons designated in writing by the Executive to receive such amounts or, if no person is so designated, to the Executive’s estate.

14. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given by a party hereto when delivered personally or by overnight courier that guarantees next day delivery or five days after deposit in the United States mail, postage prepaid to the following address of the other party hereto (or to such other address of such other party as shall be furnished in accordance herewith):

If to the Company, to:

Saks Incorporated

12 East 49th Street

New York, New York 10017

Attention: Stephen I. Sadove

Chief Executive Officer

with a copy (which copy shall not constitute notice) to:

Michael S. Sigal

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Email: msigal@sidley.com

Fax: (312) 853-7036

If to the Executive, to:

R. Brad Martin

1025 Cherry Road

Memphis, Tennessee 38117

with a copy (which shall not constitute notice) to:

Gary M. Brown

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

Suite 1000, Commerce Center

211 Commerce Street

Nashville, Tennessee 37201

E-mail: gbrown@bakerdonelson.com

Fax: (615) 744-5763

15. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee without regard to the principle of conflicts of laws.

16. Entire Agreement. This Agreement and the Release constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

17. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

18. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SAKS INCORPORATED

/S/ STEPHEN I. SADOVE
Stephen I. Sadove
Chief Executive Officer

EXECUTIVE:

/S/ R. BRAD MARTIN
R. Brad Martin

ATTACHMENT A

GENERAL RELEASE

Saks Incorporated, a Tennessee corporation (the “Company”), and R. Brad Martin (the “Executive”) enter into this Release (this “Release”) on the 4th day of May, 2007.

W I T N E S S E T H

WHEREAS, the Company and the Executive are parties to an Agreement dated as of April 19, 2007 (the “Separation Agreement”);

WHEREAS, as a condition to the receipt of certain benefits to be paid following the date of this Release (the “Benefits”) under the Separation Agreement and in consideration for the execution and delivery of this Release by the Company, the Executive has agreed to execute and deliver this Release; and

WHEREAS, in consideration for the agreements and covenants of the Executive contained in the Separation Agreement and the execution and delivery of this Release by the Executive, the Company has agreed to execute and deliver this Release.

NOW THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

1. The Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or any of its divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the “Released Parties”), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the date on which this Release is signed and delivered to the Company, including, without limitation, all matters in any way related to the Executive’s employment by the Company, the terms and conditions thereof, the Employment Agreement (as such term is defined in the Separation Agreement), any failure to promote the Executive and the termination or cessation of the Executive’s employment with the Company, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers’ Benefit Protection Act of 1990, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Tennessee Human Rights Act, the Tennessee Employment of the Handicapped Act or any other

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federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Release shall apply to, or release the Company from any obligation (i) contained in the Separation Agreement or this Release, (ii) contained in the Indemnification Agreement between the Company and the Executive dated as of April 5, 2006 (the “Indemnification Agreement”) or (iii) with respect to any vested benefit with respect to the Executive pursuant to any employee benefit or equity plan of the Company other than any severance or retention program or practice. The Executive acknowledges that the consideration offered in connection with the Separation Agreement was and is in part for this Release and such portion of such consideration is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of the Executive, except as provided in the Agreement.

2. The Executive expressly represents and warrants that he is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity, and that he has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

3. THE EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS THE EXECUTIVE MAY HAVE AS OF THE DATE THE EXECUTIVE SIGNS THIS RELEASE REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 (“ADEA”). THE EXECUTIVE FURTHER AGREES: (A) THAT THE EXECUTIVE’S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER’S BENEFIT PROTECTION ACT OF 1990; (B) THAT THE EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT CERTAIN BENEFITS CALLED FOR IN THE SEPARATION AGREEMENT TO BE PAID FOLLOWING THE DATE OF THIS RELEASE WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH BENEFITS WOULD NOT HAVE BEEN PROVIDED IN THEIR ENTIRETY HAD THE EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT SUCH BENEFITS ARE IN EXCHANGE IN PART FOR THE SIGNING OF THIS RELEASE; (D) THAT THE EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN THE EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT THE EXECUTIVE REALIZES THAT FOLLOWING THE EXECUTIVE’S EXECUTION OF THIS RELEASE, THE EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THIS RELEASE SHALL BE VOID AND OF NO FORCE AND EFFECT IF THE EXECUTIVE

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CHOOSES TO SO REVOKE, AND IF THE EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS RELEASE THEN BECOMES EFFECTIVE AND ENFORCEABLE.

4. The Company hereby releases the Executive from any and all claims, demands or causes of action of any kind that it now has or hereafter may have against the Executive arising out of or related to the Executive’s employment or association with the Company, with the exception of claims, demands or causes of action arising out of or related to criminal acts, fraud or knowing wrongful conduct, that arise out of or relate to any occurrences prior to the date of this Release; provided, however, that nothing contained in this Release shall apply to, or release the Executive from, any obligation contained in the Separation Agreement, this Release or the Indemnification Agreement.

5. The Separation Agreement and this Release constitute the entire agreement and understanding between the parties. The Executive has not relied on any oral statements that are not expressly stated in the Separation Agreement or this Release.

6. This Release shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee without regard to the principle of conflicts of laws.

EXECUTIVE

R. Brad Martin

SAKS INCORPORATED

Stephen I. Sadove
Chief Executive Officer

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